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                                   EXHIBIT 22
                         SUBSIDIARIES OF THE REGISTRANT

                                                            State or other
                                                            Jurisdiction of
           Subsidiaries                                     Incorporation
           ------------                                     -------------
           Cedar Corporation                                Nevada
           Cedro de Mexico, S.A. De C.V.                    Mexico
           Condor D.C. Power Supplies, Inc.                 California
           Elektro-Metall Export GmbH                       Germany
           Elektro-Metall Paks kft                          Hungary
           Industrias SL, S.A. de C.V.                      Mexico
           PDQ Corporation (a)                              New Jersey
           RFL Electronics Inc.                             Delaware
           SL Ameritech Plastics, Inc.                      New York
           SL Auburn, Inc. (b)                              New York
           SL Delaware, Inc.                                Delaware
           SL Industries Deutschland GmbH                   Germany
           SL Industries Holding GmbH                       Germany
           SL Industries Vertrieb GmbH                      Germany
           SL International (FSC), Inc.                     U.S. Virgin Islands
           SL Surface Technologies, Inc.(c)                 New Jersey
           SL Montevideo Technology, Inc.                   Minnesota
           SL Piping Systems, Inc. (d)                      Delaware
           SL Waber, Inc.                                   New Jersey
           Teal Electronics Corporation                     California
           Waber de Mexico, S.A. De C.V.                    Mexico
           Waber Power, LTD (e)                             Connecticut

All of the Registrant's subsidiaries are included in the consolidated financial statements for the year ended December 31, 2000.

    (a) Closed October 23, 2000

    (b) Certain net assets disposed on May 1, 1997

    (c) Formerly SL Modern Hard Chrome, Inc.

    (d) Closed on December 31, 1999.

    (e) Formerly SL Electrostatic Technology, Inc.